EXHIBIT 99.1

Rekor Systems Announces David Desharnais as President

Seasoned Technology Executive Brings Deep Experience Leading Digital Innovation and Scaling Diverse Businesses

COLUMBIA, Md. – January 3, 2022 - Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor" or the “Company”), a global AI technology company with a mission to provide actionable insights to build safer, smarter, and more efficient cities around the world through intelligent infrastructure, today announced the appointment of David Desharnais as President. Desharnais brings over two decades of experience leading growth strategies for technology driven businesses from start-ups to multinational corporations, including Amazon and American Express, and across multiple industries. He will report to Rekor’s CEO, Robert A. Berman, and lead the Company’s global engineering, product management, marketing, and strategic partnership efforts.

Most recently, Desharnais was EVP, Chief Digital Product Officer, and Board Director for IDEMIA where he was responsible for global strategy and teams across product management, engineering and application development, customer delivery and integration, cybersecurity, data and analytics, strategic alliances, and digital labs. IDEMIA is a multi-billion-dollar global technology company focused on biometrics, identity, authentication, and digital security. It is the industry standard and trusted partner to governments and commercial enterprises globally.
“This is an exciting time for Rekor, and David will play a key leadership role as we capture significant opportunities in the intelligent infrastructure market driven by groundbreaking trends in cloud, edge-computing, machine learning, 5G, IoT, and automotive electronics, among others in the public and private sector,” said Berman. “David is a visionary, an innovator, and a strong team leader with considerable expertise and operational experience across multiple industries, coupled with a proven track record of success. I am delighted to partner with him as we accelerate our momentum and drive Rekor’s next chapter of growth and success.”

Prior to IDEMIA, David was an executive at Amazon where he served as the General Manager of Worldwide Industries for Amazon Web Services (AWS) for more than 200 services across 28 major industries including automotive, financial services, healthcare and life sciences, media and advertising, energy, retail and CPG, and more where he helped define and deliver new categories of cloud infrastructure and application specific solutions (compute, storage, networking, machine learning, IoT, and end user computing) tuned for high growth industries.

“I am excited to join Robert and the strong team at Rekor on its mission to be the industry leader of the fast-growing intelligent infrastructure market,” said Desharnais. “Rekor’s proprietary technology platform, advanced analytics, connectivity, and market-leading data set are a powerful combination that is enabling the digitization of infrastructure, and safer, smarter, and more sustainable cities and communities. The impact of data and technology on infrastructure has reached a tipping point, and I am thrilled to be coming on board at this important time.”

David graduated summa cum laude with a Bachelor of Science in electrical engineering technology and received a Master of Business Administration in strategy, finance, and marketing from the University of Washington, Michael G. Foster School of Business. He is also an investor, board director, technology advisor, and frequent tech commentator and author, including FinTech: Handbook for Investors, Entrepreneurs and Visionaries.

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About Rekor Systems

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety. To learn more please visit our website: https://rekor.ai.

CONTACTS:

Media

Robin Bectel

REQ for Rekor Systems

rekor@req.co

Investor Relations

Rekor Systems, Inc.
Bulent Ozcan
ir@rekor.ai

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